UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2013

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2850 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 595-1900

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 21, 2013, ZaZa Energy Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Todd A. Brooks, the President and Chief Executive Officer of the Company.  Under the Agreement, Mr. Brooks agreed to purchase from the Company 1,500,000 shares of the Company’s common stock, par value $0.01 per share, at a price of $0.92 per share, which was the closing bid price of the common stock on the NASDAQ on August 21, 2013, for total consideration of $1,380,000.  The Agreement contains customary representations, warranties and indemnification obligations of the parties.  The Company intends to use the proceeds from the issuance of stock to acquire oil and gas properties.  The shares of common stock were sold to Mr. Brooks in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The description of the Agreement contained in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Item 3.02  Unregistered Sales of Equity Securities

The information contained under Item 1.01 hereto is incorporated into this Item 3.02 by reference.

Item 7.01 Regulation FD Disclosure

On August 22, 2013, the Company issued a press release announcing the Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Section 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated August 21, 2013, between ZaZa Energy Corporation and Todd A. Brooks.

99.1	Press release, dated August 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAZA ENERGY CORPORATION

Date: August 22, 2013	By:	/s/ Ian Fay
	Name:	Ian Fay
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated August 21, 2013, between ZaZa Energy Corporation and Todd A. Brooks.

99.1	Press release, dated August 22, 2013.